HEI Exhibit 4.8

AMERICAN SAVINGS BANK

401(k) PLAN

(Restatement Effective January 1, 2013)

November 14, 2012

ASB/401(k).2012.3

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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INTRODUCTION

American Savings Bank, F.S.B. (the “Bank”) established the American Savings Bank 401(k) Plan effective January 1, 2008, for the benefit of the Bank’s eligible employees and their beneficiaries.  The Plan document was restated April 24, 2009.  On May 7, 2009, the accounts of Bank participants were transferred from the Hawaiian Electric Industries Retirement Savings (“HEIRS”) Plan to this Plan.  On June 27, 2011, the Internal Revenue Service issued a favorable determination letter covering the original Plan document, the April 24, 2009 restatement, and the transfer of accounts from the HEIRS Plan.

This restatement incorporates all amendments required by the 2011 Cumulative List of Changes in Plan Qualification Requirements, including amendments required to comply with the Pension Protection Act of 2006, Heroes Earnings Assistance and Relief Tax Act of 2008 (the “HEART Act”), and the Worker, Retiree, and Employer Recovery Act of 2008 (“WRERA”).  This restatement also designates the Bank as the Plan “Administrator” as defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended.

The Plan is an individually designed, single-employer defined contribution retirement plan.  As of January 1, 2013, the Bank is the only participating employer in the Plan.  The Plan is intended to meet the tax-qualification requirements in Sections 401(a) and 401(k) of the Internal Revenue Code.  The Plan is a remedial amendment Cycle B plan.

A participant’s benefits and rights under the Plan shall be determined in accordance with the terms of the Plan in effect on the date the participant terminates employment and shall not be affected by any subsequent amendment to the Plan, unless, and only to the extent, specifically provided for in such amendment or otherwise required by law.

DEFINITIONS

Capitalized terms used in this document are defined in Article XII.

ARTICLE I
PARTICIPATION

Section 1.1        Eligibility to Participate

There are different eligibility rules for the different contributions made under the Plan.  The eligibility rules are as follows:

(a)          401(k) Contributions

(i)           General Rule.  An Eligible Employee shall become eligible to participate for purposes of 401(k) Contributions as of the date the Eligible Employee first performs one Hour of Service for a Participating Employer.

(ii)          401(k) Elections.  An Eligible Employee becomes a Participant for purposes of 401(k) Contributions by making a 401(k) election.  A 401(k) election is an election by the Participant to forego taxable cash compensation in return for a tax-deferred, employer contribution of equal amount to the Participant’s Account in the Plan.  A Participant’s 401(k) election becomes effective as soon as practicable following its completion and submission in accordance with procedures approved by the Administrative Committee, but only with respect to amounts that are not “currently available” to the Participant at the time the election is made.  An amount is “currently available” if it has been paid to the Participant or if the Participant is able currently to receive the amount at the Participant’s discretion.

A Participant may amend or revoke a 401(k) election for any reason, such changes to take effect prospectively.  If a Participant voluntarily terminates a 401(k) election, the Participant may resume 401(k) Contributions by making and submitting a new election.  A Participating Employer, the PIC, or the Administrative Committee may also revoke or amend a 401(k) election to prevent the Participant from exceeding one of the maximum limitations described in Article III or in the event of a conflict between the Participant’s 401(k) election and other payroll deductions authorized by the Participant or required by law.  The Administrative Committee may adopt and modify rules and procedures for 401(k) elections.

(b)          AmeriMatch Contributions.  The Participating Employers shall make AmeriMatch Contributions for their Eligible Employees who have met the eligibility requirement in this Section 1.1(b).

(i)           General Eligibility Rule.  An Eligible Employee shall become eligible to participate for AmeriMatch Contributions as of the first paycheck following the first day of the month coinciding with or next following the date the Eligible Employee completes one year of “Company Contribution Eligibility Service”.

(ii)          Company Contribution Eligibility Service.  “Company Contribution Eligibility Service” is determined under the elapsed time method, which is based on periods of employment.  To complete one year of “Company Contribution Eligibility Service,” an Eligible Employee must be employed by a Participating Employer or an Associated Company for twelve consecutive months.  For this purpose, an Employee’s employment with a Participating Employer or an Associated Company commences on the first day the Employee performs one Hour of Service and ends on the Employee’s severance from service date.  An Employee’s “severance from service date” is the earlier of (A) the date the Employee quits, retires, is discharged, or dies, or (B) the first anniversary of the first day of absence for any other reason (e.g., Disability, vacation, or leave of absence).  The severance from service date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of maternity or paternity absence described in Section 410(a)(5)(E)(i) of the Code is the second anniversary of the first day of such absence.  The period between the first and second anniversaries of the first day of such absence is neither a period of service nor a period of severance.  If an Employee severs from service and later again becomes an Employee, the Employee’s periods of employment before and after the break in service shall be aggregated for purposes of determining Company Contribution Eligibility Service.

(iii)         Service Spanning Rules.  If an Employee quits, is discharged, or retires and then performs one Hour of Service within twelve (12) months of such Employee’s severance from service date, the period of severance is counted as a period of employment for purposes of determining Company Contribution Eligibility Service.  If an Employee is on an approved leave of absence from employment at the time such Employee quits, is discharged, or retires and such Employee performs one Hour of Service within twelve (12) months from the beginning of the leave of absence, the period of severance is counted as a period of employment for purposes of determining Company Contribution Eligibility Service.

(c)          AmeriShare Contributions (Effective January 1, 2011)

(i)           General Rule.  An Eligible Employee shall become eligible to share in any AmeriShare Contributions made by the Participating Employers as of the date the Eligible Employee first performs one Hour of Service with a Participating Employer.  To share in any AmeriShare Contribution made for a Plan Year, the Eligible Employee must meet the annual allocation requirement in Section 2.3.

(ii)          Eligible Employees Who Were Hired Prior to January 1, 2011, but Had Not Satisfied the Six-Month Eligibility Requirement as of December 31, 2010.  Any Eligible Employee who first performed one Hour of Service with a Participating Employer prior to January 1, 2011, but who had not become eligible to share in AmeriShare Contributions as of December 31, 2010, based on Section 1.1(c) as then in effect, became eligible to share in AmeriShare Contributions for the 2011 and subsequent Plan Years as of January 1, 2011, subject to the annual allocation requirement in Section 2.3.

Section 1.2        Employment Rules

(a)          Re-employment.  If a Participant terminates employment with a Participating Employer and later returns to employment as an Eligible Employee of a Participating Employer, the Participant shall be eligible to recommence active participation in the Plan on the same basis as before the Participant’s severance from employment.

(b)          Employment with an Associated Company.  Employment with a Participating Employer or an Associated Company shall be treated as employment with all Participating Employers for purposes of determining Company Contribution Eligibility Service.

(c)          Pre-participation Service Recognized Under the American Savings Bank Retirement Plan.  To the extent pre-participation service with an employer acquired by the Bank was recognized under the American Savings Bank Retirement Plan for purposes of determining eligibility to participate, such pre-participation service shall also be recognized under this Plan for purposes of determining Company Contribution Eligibility Service.

(d)          Employee Becomes an Eligible Employee.  If an Employee becomes an Eligible Employee after he or she has commenced working, the service requirement in Section 1.1(b) shall be treated as having begun on the Employee’s first day of work for the Participating Employer or an Associated Company.

Section 1.3        Duration of Participation

Once an Eligible Employee becomes a Participant, the Participant shall have all rights to active participation (applicable contributions, etc.) as long as the Participant receives Compensation from a Participating Employer and continues to be an Eligible Employee.  A Participant who terminates employment with the Participating Employers with a vested Account balance shall continue to be a Participant on an inactive basis until his or her entire vested Account balance is distributed in accordance with the terms of the Plan.

ARTICLE II
CONTRIBUTIONS

Section 2.1        401(k) Contributions

Each Participating Employer shall make 401(k) Contributions in accordance with this Section and the 401(k) elections made by its Participants in accordance with Section 1.1(a)(ii).

(a)          Regular 401(k) Contributions.  Subject to the limitations in Article III of the Plan, a Participant may elect Regular 401(k) Contributions of up to 100% of the Participant’s available Compensation (i.e., after payroll taxes and other applicable withholdings) for the period in the Plan Year during which he or she is a Participant.

(b)          Catch-up Contributions.  Any Participant who will have attained age 50 before the end of the Plan Year (a “catch-up eligible Participant”) is eligible as of the first day of the Plan Year to make Catch-up Contributions in accordance with, and subject to the limitations in, Section 3.2(b) of the Plan and Section 414(v) of the Code.  Catch-up Contributions are not subject to the limits on annual additions, are not counted in the ADP test, and are not counted in determining the minimum top-heavy allocation under Section 416 of the Code (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy).

(c)          No Other Benefits Conditioned on 401(k) Election.  No other employee benefit, including, but not limited to, benefits under a defined benefit plan, non-elective employer contributions to a defined contribution plan (other than AmeriMatch Contributions), the availability, cost, or amount of health benefits, vacations or vacation pay, life insurance, dental benefits, legal services plans, loans (including Plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83, or dependent care assistance, shall be directly or indirectly conditioned upon any Participant making a 401(k) election.

(d)          Deposit of 401(k) Contributions.  The Participating Employers shall deposit 401(k) Contributions with the Trustee on the earliest date such contributions can reasonably be segregated from the Participating Employer’s general assets; provided that, except as permitted under U.S. Department of Labor Regulations, 401(k) Contributions must be deposited no later than the fifteenth (15th) business day of the month following the month in which such amounts would have been paid to the Participant in cash but for the Participant’s 401(k) election.

(e)          No Prefunding of 401(k) Contributions.  In accordance with Section 1.401(k)-1(a)(3)(iii) of the Treasury Regulations, the Participating Employers may not make 401(k) Contributions prior to the Participant’s 401(k) election and the Participant’s performance of service with respect to which the 401(k) Contributions are made.  However, this “prefunding” limitation shall not apply to contributions that are made due to bona fide administrative considerations as provided in the Treasury Regulations.

Section 2.2        AmeriMatch Contributions

(a)          Amount.  Each Participating Employer shall match the 401(k) Contributions of its Participants who have met the eligibility requirement in Section 1.1(b) on a dollar-for-dollar basis on the first 4% of Compensation deferred by the Participant for the Plan Year.

(b)          Matching by Payroll Periods.  AmeriMatch Contributions shall be calculated separately with respect to each payroll period, and the Bank shall true-up the match throughout the Plan Year.  On an aggregate basis, the Participating Employers shall contribute the lesser of: (i) 4% of the Compensation paid to the Participant by the Participating Employer year-to-date, or (ii) 100% of the Participant’s 401(k) Contributions year-to-date, up to a maximum of 4% of the limit on Compensation in effect for the Plan Year under Section 401(a)(17) of the Code.

Example:  Participant A earns $12,000 per payroll period and has an election in place during the first payroll period in 2013 to contribute 20% of Compensation as a 401(k) Contribution.  For the first 7 payroll periods in 2013, the Bank contributes to the Plan on behalf of Participant A $2,400 (20% x $12,000 = $2,400) as a 401(k) Contribution and matches the contribution with an AmeriMatch Contribution of $480 (4% x $12,000 = $480).  During the 8th payroll period, Participant A reaches the 402(g) limit for 2013 when the Bank contributes $700 as a 401(k) Contribution.  However, assuming Participant A continues to receive $12,000 per payroll period, the Bank will continue to contribute $480 as an AmeriMatch Contribution for the 8th payroll period and continuing payroll periods until Participant A reaches the maximum match for 2013 of $10,200 (4% x $255,000 = $10,200).

(c)          Deposit of AmeriMatch Contributions.  The Participating Employers expect to deposit the AmeriMatch Contributions with the Trustee at or about the same time they deposit the 401(k) Contributions to which the AmeriMatch Contributions relate.  In any event, the Participating Employers will pay the AmeriMatch Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Participating Employers’ tax return for the taxable year with respect to which the AmeriMatch Contributions are made.

Section 2.3        AmeriShare Contributions

(a)          Discretionary Contribution.  The Participating Employers may make AmeriShare Contributions on behalf of their Participants.  AmeriShare Contributions are discretionary, non-elective contributions.  The Participating Employers may choose to make no AmeriShare Contribution for any given Plan Year.  The Participating Employers will allocate any AmeriShare Contribution made with respect to a Plan Year in proportion to the ratio that each eligible Participant’s AmeriShare Compensation for the Plan Year bears to the total AmeriShare Compensation of all eligible Participants for the Plan Year.  In other words, the Participating

Employers will allocate to each eligible Participant the same percentage of AmeriShare Compensation paid to the Participant during the Plan Year.

(b)          Annual Allocation Requirement.  To be eligible to share in any AmeriShare Contribution for a Plan Year, a Participant must be employed on the last day of the Plan Year.  However, if a Participant terminates employment during the Plan Year because of retirement, death, or Disability, such Participant shall be eligible to share in any AmeriShare Contribution for that Plan Year.  For this purpose, “retirement” means termination of employment after (i) attaining age 65 or (ii) attaining age 55 and completing 10 years of employment with a Participating Employer or Associated Company.  For this purpose, “years of employment” shall be determined under the elapsed time method using the rules for all years of employment that are used for determining “Company Contribution Eligibility Service” in Section 1.1(b).

(c)          Deposit of AmeriShare Contributions.  The Participating Employers shall pay any AmeriShare Contributions to the Trustee no later than the due date, including extensions thereof, for filing the Participating Employers’ tax return for the taxable year with respect to which the AmeriShare Contributions are made.

Section 2.4        Return of Contributions

(a)          Mistake of Fact.  If a contribution is made because of a mistake of fact, the contribution may be returned within one year after the contribution is made.  The amount that may be returned is the amount contributed over the amount that would have been contributed had no mistake of fact occurred.  For AmeriShare Contributions and AmeriMatch Contributions, earnings on mistaken contributions may not be returned, but losses attributable thereto reduce the amount returned.  Mistaken 401(k) Contributions shall be adjusted for earnings or losses.

(b)          Loss of Deduction.  If an AmeriShare Contribution or AmeriMatch Contribution is not deductible under the Code, such contribution (to the extent the deduction is disallowed) may be returned to the Participating Employer, as applicable, within one year after the disallowance of the deduction.  Earnings on nondeductible contributions may not be returned, but losses attributable thereto reduce the amount returned.

Section 2.5        Rollover Contributions

(a)          Direct Rollovers.  A Participant or an Eligible Employee (whether or not a Participant) may make a “direct rollover” to the Plan of an “eligible rollover distribution” from: (i) a retirement plan qualified under Section 401(a) of the Code; (ii) an annuity plan described in Section 403(a) of the Code; (iii) an annuity contract described in section 403(b) of the Code; (iv) an individual retirement account or individual retirement annuity described in Section 408 of the Code; or (v) an eligible Section 457(b) deferred compensation plan established and maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

A “direct rollover” is a direct payment of an eligible rollover distribution by any reasonable means from the trustee or annuity provider of the former plan or arrangement to the Trustee of this Plan.  For purposes of this Section 2.5, an “eligible rollover distribution” means a payment of cash which is not one of a series of periodic payments, is not a payment required to be distributed to the Participant under Section 401(a)(9) of the Code, and is not a hardship distribution from another plan.

The Administrative Committee may adopt reasonable standards and procedures for determining whether a proposed rollover is permissible.

(b)          Direct Rollovers of After-Tax Amounts.  The Plan may accept direct rollovers of after-tax amounts from retirement plans qualified under Section 401(a) of the Code or from annuity contracts described in Section 403(b) of the Code.  The Trustee shall separately account for the after-tax portion of any direct rollover under this Section 2.5(b).

(c)          Traditional Rollovers.  The Administrative Committee may consider traditional rollovers by Eligible Employees.  To protect the tax-qualified status of the Plan, the Administrative Committee may ask the Eligible Employee to provide an opinion of counsel or other evidence to establish that the requirements for a traditional rollover have been satisfied.

Section 2.6        USERRA Rights of Participants Returning from Qualified Military Service

If a Participant returns to employment with a Participating Employer following a leave of absence for Qualified Military Service, the Participant shall be eligible to have his or her military leave of absence counted as employment with the Participating Employer for purposes of 401(k) Contributions, AmeriMatch Contributions, and AmeriShare Contributions.  The Administrative Committee has approved written procedures to meet the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”).  These procedures establish rules permitting reemployed veterans to make up 401(k) Contributions upon their return to employment with a Participating Employer and granting makeup AmeriShare Contributions and AmeriMatch Contributions for returning Participants.  The USERRA procedures are incorporated herein by this reference and may be amended with full effect for purposes of this Plan at any time without notice and without further amendment to the Plan.

Section 2.7        Qualified Nonelective Contributions

The Participating Employers may make qualified nonelective contributions if necessary to correct a qualification failure in accordance with the Employee Plans Compliance Resolution System.  A “qualified nonelective contribution” is an employer contribution that is 100% vested when made, that the Participant may not elect to receive in cash, and that is distributable only in accordance with the distribution restrictions applicable to 401(k) Contributions, except that qualified nonelective contributions may not be distributed on account of hardship.

ARTICLE III
NONDISCRIMINATION RULES; LIMITATIONS ON CONTRIBUTIONS

Section 3.1        Section 401(k) Nondiscrimination Rules

(a)          ADP Test.  Regular 401(k) Contributions are tested for discrimination under the actual deferral percentage (“ADP”) test of Section 401(k)(3)(A)(ii) of the Code.  The Plan uses the prior-year ADP testing method, under which the ADP in the current year for the group of Eligible Employees who are HCEs is compared to the ADP in the preceding year for the group of Eligible Employees who were NHCEs in the previous year.  The comparative percentages must satisfy one of the following tests:

(i)           1.25 Test.  The ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ADP < (NHCE ADP x 1.25)], or

(ii)          2% Spread Test.  The excess of the ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ADP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than twice the ADP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ADP < (NHCE ADP + 2%)] and [HCE ADP < (NHCE ADP x 2)].

(b)          ADP Rules

(i)           Groups.  The ADP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of Regular 401(k) Contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year.  The ADP of an Eligible Employee who is eligible to but does not elect to have 401(k) Contributions made on his or her behalf for a Plan Year is zero.

(ii)          Special Rule for HCEs.  The ADP for any Eligible Employee who is an HCE for the Plan Year and who is eligible to have contributions allocated to his or her account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by a Participating Employer or Associated Company shall be determined as if such contributions were made under a single arrangement.

(iii)         Lookback.  The ADP for the eligible NHCEs is determined using the actual deferral ratios for the Eligible Employees who were NHCEs in the previous Plan Year, regardless of whether those NHCEs are Eligible Employees or NHCEs in the Plan Year for which the ADP test is being calculated.

(iv)         Catch-up Contributions.  Catch-up Contributions are not taken into account under the ADP test for any Plan Year.

The provisions of Section 401(k)(3) of the Code and Section 1.401(k)-2 of the Treasury Regulations are incorporated in the Plan by this reference.

(c)          Correction of Excess Contributions.  Excess contributions are corrected under a four-step process as follows:

(i)           Step 1.  If the Plan does not satisfy either of the ADP tests for a Plan Year, the dollar amount of excess contributions for each affected HCE shall be calculated in a manner consistent with Section 401(k)(8)(B) of the Code and Section 1.401(k)-2(b)(2) of the Treasury Regulations, which states that the amount of excess contributions attributable to a given HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual deferral ratio (“ADR”) to equal the highest permitted ADR for the year.  To calculate the highest permitted ADR, the ADR of the HCE with the highest ADR is reduced by the amount required to cause that HCE’s ADR to equal the ADR of the HCE with the next highest ADR.  If a lesser reduction would enable the arrangement to satisfy the ADP test after reductions, only this lesser reduction would be used.  The process described in this Step 1 must be repeated until the arrangement would satisfy the ADP test after reductions.  The sum of all reductions for all HCEs is the total amount of excess contributions for the Plan Year.

(ii)          Step 2.  The total amount of excess contributions determined in Step 1 shall be apportioned among the HCEs in accordance with this Step 2.  The contributions of the HCE with the highest dollar amount of contributions taken into account under the ADP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ADP test.  However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess contributions, only the lesser apportionment would apply.  The procedure in this Step 2 must be repeated until the total amount of excess contributions has been apportioned.

(iii)         Step 3.  The amount of excess contributions apportioned to an HCE shall be adjusted for any income or loss attributable to such excess contributions, provided that there shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess contributions were made and the time when the excess contributions are distributed.  The income or loss allocable shall be calculated by multiplying the income or loss allocable to the HCE’s Salary Reduction Subaccount for the Plan Year in which the excess contributions occurred by a fraction, the numerator of which is the HCE’s excess contributions for the Plan Year and the denominator of which is the balance of the HCE’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the HCE’s 401(k) Contributions during the Plan Year.

(iv)         Step 4.  Within twelve months after the close of the Plan Year in which the excess contributions occurred, the Plan must distribute to each HCE the excess contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3.  To avoid the 10% excise tax under Section 4979 of the Code, the distributions must be made within 2½ months after the close of the Plan Year in which the excess contributions occurred.  The distribution shall be designated as a corrective distribution of excess contributions.

(v)          Special Rule for Catch-up Contributions.  If an HCE who would otherwise receive a corrective distribution is eligible to make Catch-up Contributions for the year in which the excess contributions occurred and if the Catch-up Contributions for such HCE are less than the Catch-up Contribution dollar limit in Section 3.2(b), some or all of the amount that would otherwise be distributed to the HCE shall be recharacterized as a Catch-up Contribution and retained in such HCE’s Account.  The amount to be recharacterized and retained shall be equal to the lesser of (1) the difference between the Catch-up Contribution dollar limit for the Plan Year and the HCE’s prior Catch-up Contributions for the Plan Year or (2) the total amount that would otherwise be distributed to the HCE as a corrective distribution.

Section 3.2        Maximum Elective Deferrals

(a)                               Dollar Limit on 401(k) Contributions.  No Participant shall be permitted to make 401(k) Contributions during any calendar year in excess of the amount of elective deferrals permitted by Section 402(g)(1) of the Code.  The limit is set annually by the Internal Revenue Service and is adjusted for cost-of-living increases.  For 2013, the limit is $17,500.

(i)           Designation of Excess Elective Deferrals.  The 402(g) limit applies to the Participant and is based not only on 401(k) Contributions to this Plan but also on “elective deferrals” to any other qualified retirement plan, including plans of other employers.  “Elective deferrals” are contributions made to employer-sponsored, qualified retirement plans pursuant to salary reduction agreements and include 401(k) contributions, 403(b) annuity contributions, and elective contributions to SIMPLE plans.  Since neither the Participating Employers nor the Administrative Committee has knowledge of a Participant’s elective deferrals to qualified retirement plans of other employers, it is the Participant’s responsibility to monitor this limit with respect to all elective deferrals.  If a Participant’s elective deferrals for a Plan Year are in excess of the 402(g) limit, the Participant must choose which plan to allocate the excess to.  If the Participant chooses to allocate some or all of the excess to this Plan, the Participant must so notify the Administrative Committee no later than March 1 of the year following the year in which the excess occurred.  The Participant’s notice to the Administrative Committee must (a) be in writing, (b) specify the amount of such excess for the previous year allocated to the Plan, and (c) be accompanied by the Participant’s written statement to the effect that if such amounts are not distributed, such excess (when added to amounts deferred under other qualified retirement plans or arrangements) would exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the contribution occurred.  A Participant shall be deemed to have provided the foregoing notice to the Administrative Committee if the Participant’s elective deferrals have exceeded the 402(g) limit taking into account only 401(k) Contributions to this Plan and elective deferrals to other plans sponsored by the Participating Employers or an Associate Company.

(ii)          Distribution of Excess Elective Deferrals.  Any excess elective deferrals allocated to the Plan in accordance with the foregoing paragraph, plus any income and minus any loss allocable thereto through the end of the Plan Year, shall be distributed to the Participant no later than April 15 of the year following the year in which the excess elective deferrals were contributed.  The income or loss allocable to such excess elective deferrals shall be calculated by multiplying the income or loss allocable to the Participant’s Salary Reduction Subaccount for the Plan Year by a fraction, the numerator of which is the Participant’s excess elective deferrals for the Plan Year and the denominator of which is the balance of the Participant’s Salary Reduction Subaccount as of the beginning of the Plan Year plus the Participant’s 401(k) Contributions during the Plan Year.  There shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess elective deferrals were made and the time when the excess elective deferrals are distributed.

(iii)         Special Rule for Catch-up Contributions.  If a catch-up eligible Participant has made Regular 401(k) Contributions in excess of the 402(g) limit but has not made the full amount of Catch-up Contributions permitted under Section 3.2(b), the amount of Regular 401(k) Contributions in excess of the 402(g) limit shall be recharacterized as Catch-up Contributions to the extent permitted under Section 3.2(b).

(b)          Dollar Limit on Catch-up Contributions.  No catch-up eligible Participant shall be permitted to make Catch-up Contributions during any calendar year in excess of the amount permitted under Section 414(v)(2)(B)(i) of the Code, as adjusted for cost-of-living increases.  For 2013, the limit is $5,500.

Section 3.3        Section 401(m) Nondiscrimination Rules

(a)          ACP Test.  AmeriMatch Contributions shall be tested for discrimination under the actual contribution percentage (“ACP”) test of Section 401(m)(2) of the Code.  The Plan uses the prior-year ACP testing method, under which the ACP in the current year for the group of Eligible Employees who are HCEs is compared to the ACP in the previous year for the group of Eligible Employees who were NHCEs in the previous year.  The comparative percentages must satisfy one of the following tests:

(i)           1.25 Test.  The ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year multiplied by 1.25 [HCE ACP < (NHCE ACP x 1.25)], or

(ii)          2% Spread Test.  The excess of the ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than two percentage points greater than the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year, and the ACP for the current Plan Year for the group of Eligible Employees who are HCEs is not more than twice the ACP in the previous Plan Year for the group of Eligible Employees who were NHCEs in the previous Plan Year [HCE ACP < (NHCE ACP + 2%)] and [HCE ACP < (NHCE ACP x 2)].

(b)                              ACP Rules

(i)                                  Groups.  The ACP for a specified group of Eligible Employees for a Plan Year means the average of the ratios (calculated separately for each Eligible Employee in such group) of (A) the amount of AmeriMatch Contributions allocated to the Eligible Employee’s Account as of a date within such Plan Year to (B) such Eligible Employee’s ADP Compensation for such Plan Year.

(ii)                              Special Rule for HCEs.  The ACP for any Eligible Employee who is an HCE for the Plan Year and who is eligible for matching contributions or employee contributions under more than one plan maintained by a Participating Employer or Associated Company shall be determined as if such contributions were made under a single arrangement.

(iii)                          Lookback.  The ACP for the eligible NHCEs is determined using the actual contribution ratios for the Eligible Employees who were NHCEs in the previous Plan Year, regardless of whether those NHCEs are Eligible Employees or NHCEs in the Plan Year for which the ACP test is being calculated.

The provisions of Section 401(m)(2) of the Code and Section 1.401(m)-2 of the Treasury Regulations are incorporated in the Plan by this reference.

(c)                               Correction of Excess Aggregate Contributions.  Excess aggregate contributions are corrected under a four-step process as follows:

(i)                                  Step 1.  If the Plan does not satisfy either of the ACP tests for a Plan Year, the dollar amount of excess aggregate contributions for each affected HCE shall be calculated in a manner consistent with Section 401(m)(6) of the Code and Section 1.401(m)-2(b)(2) of the Treasury Regulations, which states that the amount of excess aggregate contributions attributable to a given HCE is the amount (if any) by which such HCE’s contributions must be reduced for the HCE’s actual contribution ratio (“ACR”) to equal the highest permitted ACR for the year.  To calculate the highest permitted ACR, the ACR of the HCE with the highest ACR is reduced by the amount required to cause that HCE’s ACR to equal the ACR of the HCE with the next highest ACR.  If a lesser reduction would enable the arrangement to satisfy the ACP test, only this lesser reduction would be used.  The process described in this Step 1 must be repeated until the arrangement would satisfy the ACP test after reductions.  The sum of all reductions for all HCEs is the total amount of excess aggregate contributions for the Plan Year.

(ii)                              Step 2.  The total amount of excess aggregate contributions determined in Step 1 shall be apportioned among the HCEs in accordance with this Step 2.  The contributions of the HCE with the highest dollar amount of contributions taken into account under the ACP test shall be reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions for the HCE with the next highest dollar amount of contributions taken into account under the ACP test.  However, if a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess aggregate contributions, only the lesser apportionment would apply.  The procedure in this Step 2 must be repeated until the total amount of excess aggregate contributions has been apportioned.

(iii)                          Step 3.  The amount of excess aggregate contributions apportioned to an HCE shall be adjusted for any income or loss attributable to such excess aggregate contributions, provided that there shall be no adjustment for earnings or losses occurring in the gap period between the end of the Plan Year in which the excess aggregate contributions were made and the time when the excess aggregate contributions are distributed.  The income or loss allocable shall be calculated by multiplying the income or loss allocable to the HCE’s AmeriMatch Subaccount for the Plan Year in which the excess aggregate contributions occurred by a fraction, the numerator of which is the HCE’s excess aggregate contributions for the Plan Year and the denominator of which is the balance of the HCE’s AmeriMatch Subaccount as of the beginning of the Plan Year plus the HCE’s AmeriMatch Contributions for the Plan Year.

(iv)                          Step 4.  Within twelve months after the close of the Plan Year in which the excess aggregate contributions occurred, the Plan must distribute to each HCE the excess aggregate contributions apportioned to the HCE under Step 2 and the allocable income determined under Step 3.  To avoid the 10% excise tax under Section 4979 of the Code, the distributions must be made within 2½ months after the close of the Plan Year in which the excess aggregate contributions occurred.  The distribution shall be designated as a corrective distribution of excess aggregate contributions.

Section 3.4                        Section 415 Limitations

(a)                               Annual Additions.  For each Plan Year, “Annual Additions” to the Plan (plus “Annual Additions” to any other defined contribution plan that a Participating Employer maintains) on behalf of each Participant may not exceed the lesser of $40,000 (adjusted automatically for cost-of-living increases under Section 415(d) of the Code ($51,000 for 2013)) or 100% of the Participant’s 415 Compensation for the Plan Year.  “Annual Additions” means the sum credited to a Participant’s Account for a Plan Year of:

•	All employer contributions (including 401(k) Contributions),

•	All Employee contributions (none are currently allowed),

•	Forfeitures,

•

With respect to “Key Employees” only, as defined in Section 11.1(a), amounts contributed to a 401(h) account in a defined benefit plan or to a qualified asset account in a welfare benefit fund to provide postretirement medical benefits to or on behalf of the Key Employee, except that the 100%-of-compensation limitation on Annual Additions shall not apply to any amounts treated as Annual Additions under this paragraph.

Catch-up Contributions and assets transferred or rolled over from another qualified plan are not Annual Additions.  Furthermore, the reinvestment of dividends on HEI common stock held in the HEI Stock Fund, described in Sections 4.3(a) and (e), the allocation of a restorative payment described in Section 1.415(c)-1(b)(2)(ii)(C) of the Treasury Regulations, and the repayment of a Plan loan are not Annual Additions.  However, Annual Additions include excess contributions and excess aggregate contributions for a Plan Year that are subsequently distributed to a Participant pursuant to Section 3.1(c) and 3.3(c), as applicable.  Annual Additions also include 401(k) Contributions that exceed the limits of Section 402(g) of the Code, except to the extent such excess amounts are refunded to the Participant by April 15 of the following Plan Year.

(b)                              Section 415 Aggregation Rules.  In applying the limitations of Section 415 of the Code, all defined contribution plans (whether or not terminated) of a Participating Employer (or a predecessor employer, as defined in Section 1.415(f)-1(c) of the Treasury Regulations) under which the Participant has received Annual Additions shall be treated as one plan, and the term “Participating Employer” shall include the Bank and all corporations that are members of the same controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c), as modified, except in the case of a brother-sister group of trades or businesses under common control, by Code Section 415(h)), affiliated service groups (as defined in Code Section 414(m)), and any other entity required to be aggregated with the Bank under Code Section 414(o).

(c)                               Correction of Excess Annual Additions.  The correction methods for excess annual additions in Section 1.415-6(b)(6) of the 1981 Treasury Regulations shall not be effective for limitation years beginning on or after July 1, 2007, except as permitted under the Employee Plans Compliance Resolution System.

ARTICLE IV
ACCOUNTING AND INVESTMENTS

Section 4.1                        Assets To Be Held by Trustee

All assets of the Plan shall be held and invested by the Trustee pursuant to the Trust Agreement and the rules set forth in this Article IV.

Section 4.2                        Accounting and Expenses

The Trustee or an affiliate of the Trustee shall maintain accurate accounting of each Participant’s interest in the Plan in accordance with the Trust Agreement or separate recordkeeping agreement.

(a)                               Subaccounts.  Although the total interest of a Participant in the Plan is reflected in or expressed as his or her Account, the Trustee may maintain Subaccounts to reflect different sources of contributions to a Participant’s Account.  For example, all 401(k) Contributions and any other 401(k) monies must be separately accounted for to ensure that the distribution restrictions under Section 401(k) are complied with.  As of November 14, 2012, the Trustee maintains the following Subaccounts with respect to Participant Accounts:

• Salary Reduction	• Employee Pre-tax Catch-up
• AmeriMatch	• HEI Diversified Plan
• AmeriShare	• Employer ASB
• Rollover	• After-Tax Rollover
• Employer HEISOP	• Participant Voluntary
• Voluntary HEISOP	• Employer BIA

The Subaccounts may be changed at any time by agreement between the Bank or the PIC and the Trustee.

(b)                              Valuation of Accounts.  The Account and Subaccounts of each Participant shall be valued at the end of each day that the New York Stock Exchange is open (each, a “valuation date”).  All distributions, withdrawals, and Plan loans shall be based on the value of a Participant’s Account as of the last valuation date.

(c)                               Expenses.  Generally, there are three kinds of expenses associated with investments in the Plan: investment expenses associated with the investment funds, administrative expenses, and individual expenses.  These are generally described as follows:

(i)                                  Investment Expenses.  The investment funds have investment fees and expenses associated with them.  The fees and expenses associated with the mutual funds offered under the Plan may include, but are not limited to, investment management fees, marketing and distribution fees (12b-1 fees), shareholder servicing fees, recordkeeping fees, and fees for other operating expenses.  The annual percentage of a mutual fund’s assets paid out in expenses is expressed as an “expense ratio”.  Since the mutual funds are buying and selling securities, there are also transaction costs, including, but not limited to, brokerage commissions that are reflected in the price paid or received by the mutual fund for the various securities purchased or sold.

Investment expenses associated with the HEI Stock Fund, as defined in Section 4.3(a), may include, but are not limited to, brokerage commissions when stock is purchased or sold on the open market.

(ii)                              Administrative Expenses.  Administrative expenses may include, but are not limited to, trustee, legal, accounting, actuarial, recordkeeping, and investment consulting fees.  Each Participant may be assessed a recordkeeping fee by the Trustee with respect to his or her Account.  Administrative fees specifically associated with the HEI Stock Fund may include, but are not limited to, a basic administration fee for administering the Fund and fees associated with administering the dividend pass-through program.  The mutual funds may pay fees to the Trustee to offset recordkeeping and other administrative expenses.  The mutual fund investments may also generate credits which may be used to offset administrative expenses to the extent permitted under ERISA.  Credits generated in excess of administrative expenses may be allocated as income to Participant accounts on a pro rata or other reasonable basis.

(iii)                          Individual Expenses.  Individual expenses are expenses triggered by Participant action.  These fees may include, but are not limited to, loan set-up and quarterly or annual servicing fees, fees connected with distributions and withdrawals, and fees to qualify and administer domestic relations orders.  As described in Section 4.3(b) below, certain trading practices may trigger individual redemption fees or penalties.  Generally, individual expenses are charged to the individual accounts of the Participants and Beneficiaries who have initiated the transaction that triggered the expense.

All costs and expenses of the Plan and any taxes assessed against the Plan may be paid from the Plan.  The fees and expenses paid from the Plan shall be allocated among Accounts as determined by the Administrative Committee, which shall have the authority, in its discretion, to cause fees and expenses that are properly allocable to particular, individual Accounts to be charged directly to such Accounts and to cause fees and expenses that are not so allocable to be allocated among all Accounts in a reasonable manner determined by the Administrative Committee.  The Administrative Committee shall maintain and make available, or ensure that the Trustee maintains and makes available, a current fee schedule for routine fees and expenses that the Administrative Committee has determined to be directly chargeable to the Accounts of particular Participants and Beneficiaries; provided, however, that the Administrative Committee may cause specific expenses to be allocated directly to one or more particular Accounts if the Administrative Committee determines that such allocation is reasonable and appropriate under applicable law and administrative guidance, even if such expenses are not listed on the fee schedule.

The Participating Employers may, but are not required to, pay the general administrative expenses of the Plan.  In accordance with applicable prohibited transaction exemptions under ERISA, the Participating Employers may make unsecured, interest-free loans or advances to the Plan to pay the ordinary administrative expenses of the Plan.

Section 4.3                        Investment of Accounts

(a)                               Broad Range of Investments.  The Plan offers a broad range of investment funds, including, but not limited to, mutual funds managed by an affiliate of the Trustee and other companies and an employer stock fund that invests primarily in common stock of HEI (the “HEI Stock Fund”).  The PIC may change the investment funds offered at any time.  A prospectus describing the Plan and the investment risks associated with an investment in the Plan is provided to Participants, and is updated from time to time.  Appendix A to such prospectus describes the investment funds offered under the Plan.  Prospectuses are also available for the mutual fund options.

(b)                              Participant Direction.  Each Participant is responsible for investing all of his or her Account.  A Participant exercises his or her investment responsibility by choosing from among the investment funds offered.  Participants are responsible for educating themselves regarding the investment funds available to them.  Initial investment choices and subsequent changes are made directly with the Trustee via the telephone or Internet.  The Trustee and the mutual funds may impose their own rules and restrictions with respect to investments, including imposing redemption fees and penalties to restrict certain trading practices.  The PIC is authorized to establish additional rules to regulate or restrict investment elections.  Investment elections and exchanges under the Plan are subject to all such rules, restrictions, fees, and penalties.

(c)                               Qualified Default Investment Alternative.  If a Participant does not choose an investment option for any portion of the Participant’s Account, the Participant shall be deemed to have chosen the age appropriate target-date Fidelity Freedom K Fund (“Target-Date Fund”), or such other investment fund as the PIC may direct, as the investment option applicable to the non-directed portion of the Participant’s Account.  It is intended that the Target-Date Funds meet the requirements to be a “qualified default investment alternative,” as defined in U.S. Department of Labor (“DOL”) Regulations implementing Section 404(c)(5) of ERISA.

(d)                             Section 404(c) Plan.  The Plan is intended to constitute a plan described in Section 404(c) of ERISA and the DOL Regulations thereunder.  Under Section 404(c) of ERISA, fiduciaries of the Plan are relieved of liability for any losses that are the direct and necessary result of a Participant’s or Beneficiary’s exercise of control over investments in the Participant’s Account.  This means that each Participant bears the risks and rewards of the Participant’s own investment decisions.  Investment losses may occur based on those decisions.  Neither the Participating Employers nor their officers and directors, the PIC, the Investment Committee, the Administrative Committee, the Trustee, nor any of their representatives insure or otherwise guarantee the performance of any investment fund offered under the Plan.

(e)                               HEI Stock Fund

(i)                                  ESOP Status.  The portion of the Plan comprising the HEI Stock Fund is an “employee stock ownership plan” (“ESOP”), as defined in Section 4975(e)(7) of the Code.  The HEI Stock Fund is a unitized fund that invests primarily in common stock of HEI.

(ii)                              Voting of Shares.  Each Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of HEI common stock represented by units in the HEI Stock Fund credited to the Participant’s Account.  Participant ownership of HEI stock and voting by Participants with respect to such stock shall be kept confidential in accordance with the terms of the Trust Agreement.  The Trust Agreement sets forth the responsibilities of HEI, the PIC, and the Trustee with respect to notification to Participants of annual or special meetings, the means of communicating directions, and the voting of shares for which no direction is received by the Trustee.  The Trust Agreement, as it may be amended, shall be followed by the Trustee in performing its responsibilities with respect to common stock of HEI held by the Plan.

(iii)                          Tender Offers.  In the event of a tender offer or other situation that involves the potential for undue influence, tabulation of Participant votes shall be controlled by the Trustee in accordance with the terms of the Trust Agreement.

(iv)                          Section 16 Insiders.  With respect to a Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (an “Affected Participant”), the provisions of the Plan and all transactions hereunder are intended and shall be construed and applied so as to comply with all applicable requirements and conditions for exemption under Rule 16b-3 or any successor rule.  In this regard, an Affected Participant’s investment election directing the investment, disposition, or reinvestment of the Participant’s Account in the HEI Stock Fund shall be structured to meet the requirements for a “discretionary transaction” under Title 17, Section 240.16b-3(f) of the Code of Federal Regulations.  Specifically, the Affected Participant shall be allowed to make such investment election with respect to the acquisition or disposition of an interest in the HEI Stock Fund only if such election is made on or after the date that is six months following the date of the most recent investment election for an “opposite way” transaction under any employee benefit plan sponsored by a Participating Employer or Associated Company.  For this purpose, an “opposite way” transaction means a previous acquisition if the current transaction is a disposition, and vice versa.  However, an acquisition or disposition of an interest in the HEI Stock Fund resulting from an election to receive, or defer the receipt of, HEI stock or cash in connection with the death, Disability, retirement, or termination of service of the Participant falls outside the meaning of a “discretionary transaction” under Rule 16b-3(f), and shall not be subject to, or considered in applying, the above six-month election restriction.

(v)                              Change in Shares.  If the outstanding shares of common stock of HEI are decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of common stock or other securities through merger, consolidation, sale of all or substantially all the assets of HEI, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of common stock or other securities, an appropriate and proportionate adjustment may be made to the maximum number and kind of shares or other securities that are subject to an effective registration statement filed with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended.  Any adjustment under this paragraph shall be subject to the requirements of applicable federal and state securities laws and regulations.

(vi)                          Purchase and Sale of Shares.  All purchases of HEI common stock by the Trustee shall be made at a price that does not exceed the fair market value of such HEI common stock as of the date of purchase.  All sales of HEI common stock shall be at a price that is not less than the fair market value of such HEI common stock as of the date of sale.  In accordance with the Trust Agreement, purchases and sales of HEI common stock may be made directly with HEI or on the open market.  Any purchase or sale of HEI common stock shall be made in conformance with Section 408(e) of ERISA, to the extent applicable.

(vii)                      Diversification.  Subject to Section 4.3(e)(iv) and applicable trading restrictions imposed by the PIC, the Trustee, or an investment fund, Participants are free to diversify the investments of their Accounts at all times.

(viii)                  Limitations on Investments in the HEI Stock Fund.  There are two limitations on the amount a Participant may invest in the HEI Stock Fund.  First, a Participant may not direct more than 20% of any contribution to the HEI Stock Fund.  Second, Participants and Beneficiaries are prohibited from making transfers or exchanges from other investment alternatives into the HEI Stock Fund if the transfer or exchange would cause the Participant’s or Beneficiary’s investment in the HEI Stock Fund to exceed 20% of the Participant’s or Beneficiary’s total Account balance.  At any time, the PIC may further restrict investments in the HEI Stock Fund or eliminate the HEI Stock Fund or any other form of investment in HEI common stock as an investment alternative under the Plan.

(ix)                          Dividends.  Dividends on HEI stock held in the HEI Stock Fund shall be paid to the Trustee and allocated among Participants in accordance with their Account balances invested in the HEI Stock Fund.  Each Participant’s allocable share of each such dividend payment shall, at the election of the Participant, be either (A) paid to the Participant in cash, or (B) reinvested in the HEI Stock Fund for the benefit of the Participant and held as part of the Participant’s Account.  Such Participant elections and cash payments shall be made in accordance with the terms of the Trust Agreement.  If a Participant does not affirmatively elect to receive a dividend in cash, he or she shall be deemed to have elected reinvestment of such dividend.  Any payment of cash dividends to the Participants (or Beneficiaries) shall be accounted for as if the Participants (or Beneficiaries) receiving the dividends were direct owners of the shares of HEI stock, and the payment shall not be treated as a Plan distribution for purposes of Article VI.

Section 4.4                        General Investment Powers of the PIC

(a)          General.  The PIC may authorize or direct investments in any investment permitted under ERISA and agreed to by the Trustee.  The PIC may remove the authority given to Participants to direct the investments in their own Accounts, in which case the PIC or another fiduciary will be responsible for the investments in Participant Accounts.

(b)                              Investment Managers.  The PIC may contract with one or more investment managers for the management of all or a portion of the Plan’s assets in accordance with the requirements of ERISA.  An investment manager must be registered as an investment adviser under the Investment Advisers Act of 1940 or otherwise meet the requirements of section 3(38)(B) of ERISA, and an investment manager must acknowledge in writing that the investment manager is a fiduciary of the Plan.  The PIC may remove or replace an investment manager, as the PIC deems appropriate, in accordance with the applicable investment management contract.

(c)                               HEI Common Stock and Bank Deposits.  Subject to the limitations in Sections 407 and 408 of ERISA and to any limitations or restrictions that the PIC may impose, up to 100% of the assets of the Plan may be invested in common stock of HEI or deposits of the Bank that bear a reasonable rate of interest.

(d)                             Common and Collective Trust Funds.  A transaction may be made between the Plan (including a trust or insurance contract forming a part thereof) and (i) a common or collective trust fund or pooled investment fund maintained by a party in interest (as such term is defined in ERISA) that is a bank or trust company supervised by a state or federal agency or (ii) a pooled investment fund of an insurance company qualified to do business in a state, if (A) the transaction is a sale or purchase of an interest in such fund, and (B) the bank, trust company, or insurance company receives not more than reasonable compensation.

(e)                               81-100 Trusts.  Assets of the Plan may be invested in a group trust qualifying for exemption from tax under Section 501(a) of the Code in accordance with Revenue Ruling 81-100, as modified by Revenue Ruling 2004-67, Revenue Ruling 2011-1, and subsequent Revenue Rulings (an “81-100 Trust”).  To the extent any assets of the Plan are invested in an 81-100 Trust, the provisions of the trust agreement governing the 81-100 Trust, as amended from time to time, and the trust thereby created, are hereby adopted as part of this Plan and the trust hereunder with respect to Plan assets invested therein.

Section 4.5                        Plan Loans to Active Participants

A Plan loan program is available to Participants who are actively employed by a Participating Employer.  Participants who are no longer actively employed by a Participating Employer may access their Accounts through distributions in accordance with the provisions of Article VI.  The loan program is administered by the Trustee in accordance with procedures approved by the Administrative Committee.  The loan procedures are incorporated herein by this reference and may be amended with full effect for purposes of this Plan at any time without notice and without further amendment to the Plan.  If there is any conflict between the loan procedures and this Section 4.5, the loan procedures shall control.

(a)                               Application Procedures.  A Participant wishing to obtain a loan may initiate the process with the Trustee by telephone or Internet.  The Participant has thirty days after initiating the loan to complete the loan application process.  If the process is not completed within thirty days, the Participant must reinitiate the process.  The loan application includes a promissory note and security agreement.

(b)                              Maximum Loan Amount.  The maximum amount which may be borrowed by any Participant is the lesser of:

(i)                                  50% of the Participant’s vested Account balance, or

(ii)                              $50,000, reduced by the excess (if any) of:

(A)                          The highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, minus

(B)                           The outstanding balance of loans from the Plan on the date the loan is made.

(c)                               Minimum Loan Amount.  Loans will not be permitted for less than $1,000.

(d)                             Repayment Terms.  Loans must be repaid within five years, unless the Participant establishes that the loan proceeds are to be used to buy the Participant’s principal residence, in which case the Administrative Committee may agree to a repayment period of up to fifteen years.  The principal residence exception to the five-year repayment rule does not apply to loans for the improvement of a Participant’s principal residence.  A Participant seeking a loan must agree to have the loan repaid by payroll deduction.  If a Participant has terminated employment, or is on a leave of absence other than for Qualified Military Service and is not receiving sufficient Compensation to cover the loan payments, the Participant must make loan payments directly to the Trustee.  Interest shall be paid as it accrues, with level amortization.

(e)                               Purposes for Which Loans May Be Granted.  A Participant may have up to two loans outstanding without restriction on the use of the loan proceeds, provided the maximum loan amount is not exceeded.  Under no circumstances shall the Administrative Committee or the Trustee administer the loan program in a manner that is more favorable to Participants who are HCEs than to other Participants.

(f)                                Interest Rates.  The interest rate charged for a Plan loan shall be two percentage points above the Federal Reserve prime rate of interest as of the last working day of the month preceding the month in which the loan is made.  The Administrative Committee has the authority, in its discretion, to revise the interest rate charged on Plan loans, in which event the interest rate so determined by the Administrative Committee shall apply to Plan loans made thereafter in lieu of the interest rate set forth herein.  Except as provided under subsection (j) below, the interest rate shall remain fixed throughout the duration of the loan.

(g)                              Collateral.  The loan shall be secured by 50% of the Participant’s vested Account balance at the time the loan is approved.

(h)                              Repayment Upon Distribution.  If a Participant or Beneficiary applies for or otherwise becomes entitled to an immediate distribution in accordance with Article VI of the Plan upon the Participant’s severance from employment, retirement, Disability, or death (including the automatic distribution of a small Account balance without the Participant’s consent), the unpaid balance of any outstanding loan shall be due and payable in full immediately prior to such distribution.  If repayment is not made in full prior to the distribution, the Participant’s Account shall be reduced or offset by the unpaid balance when the distribution is made.  The offset amount will be part of the taxable distribution to the Participant or Beneficiary.

(i)                                  Default.  Default will occur if the Participant fails to make a payment within ninety (90) days of when the payment was due.  If there is a default, the following will occur:

•

The principal amount of the loan plus interest accrued through the date of default will be a deemed distribution, subject to all applicable taxes. The Trustee will issue Internal Revenue Service Form 1099-R to the Participant, reflecting the deemed distribution.

•	Although the default will be a deemed distribution, the Trustee will not reduce the Participant’s Account until a distributable event occurs under the terms of the Plan.

•	The Participant will not be able to take another Plan loan until the Participant repays the balance of the defaulted loan (with interest).

(j)                                  Leaves of Absence.  Generally, repayments must continue in a timely manner during an authorized leave of absence.  However, the repayment of any Plan loan may be suspended while the Participant is on leave for Qualified Military Service, and, if requested by the Participant, the interest rate on the loan while the Participant is on leave for Qualified Military Service may not exceed 6%.

(k)                              Self-Directed Investment.  As with all other Plan investments, a Plan loan is a self-directed investment.  In accordance with Section 4.2(c), the reasonable expenses of a loan may be charged against the Participant’s Account.  Interest and principal paid on a loan will be credited solely to the Participant’s Account, and any loss suffered by reason of default or otherwise will be borne solely by the Participant’s Account.

ARTICLE V
VESTING

All contributions to this Plan are fully vested when made.  Accordingly, every Participant shall be fully vested in his or her Account balance.

ARTICLE VI
PAYMENT OF VESTED BENEFITS

Section 6.1                        Severance from Employment

A Participant may apply for and receive a distribution of the Participant’s vested Account balance (determined as of the most recent valuation date preceding the distribution and reduced for any outstanding Plan loan) as soon as administratively practicable following the Participant’s severance from employment.

Section 6.2                        Small Account Balances

If a Participant’s vested Account balance is $1,000 or less (determined without regard to source), the Participant’s vested Account balance shall be distributed to the Participant in a single sum as soon as administratively practicable following the Participant’s severance from employment.  No consent of the Participant or Participant’s spouse is required for this involuntary cashout to be made.  If a Participant’s vested Account balance is more than $1,000 but less than or equal to $5,000 and if the Participant does not elect to have the Participant’s Account balance rolled over in a direct rollover or distributed to the Participant, the Participant’s Account balance shall automatically be rolled over into an individual retirement account designated by the Administrative Committee.  If a Participant’s vested Account balance exceeds $5,000 (disregarding any amounts attributable to Rollover Contributions), no distribution may be made to the Participant before the Participant reaches Normal Retirement Age without the consent of the Participant.

Section 6.3                        Statutory Commencement Date

Benefits must commence no later than the 60th day after the close of the Plan Year in which the latest of the following occurs:

(a)                               The Participant reaches Normal Retirement Age;

(b)                              The Participant reaches the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(c)                               The Participant severs employment.

Notwithstanding the foregoing, subject to Section 6.7, a Participant must make a claim for benefits and complete the proper distribution processes before benefits will commence under this Section 6.3.

Section 6.4                        Forms of Benefit Following Severance from Employment

The forms of benefit available to Participants and Beneficiaries following severance from employment are:

(a)                               A single sum (also known as a lump sum) payable as soon as administratively feasible following completion of all applicable distribution forms;

(b)                              Periodic payments of required minimum distributions only, as described in Section 6.5; and

(c)                               A partial withdrawal of the Participant’s vested Account balance (reduced by any outstanding loan balance) as elected by the Participant.  A Participant may elect a partial withdrawal no more than once in any Plan Year.

All distributions shall be in cash, except that a Participant’s investment in the HEI Stock Fund shall be converted to an equivalent number of shares of HEI common stock.  However, a Participant may elect to receive cash in lieu of common stock (and shall be deemed to have made such an election with respect to any automatic distribution of $5,000 or less, in accordance with Section 6.2, unless the Participant affirmatively elects to receive the distribution in the form of HEI stock before the automatic distribution is made).  No fractional shares shall be issued; the value of any fractional share of stock shall be paid in cash.

Materials explaining the available forms of benefit and the benefit election procedures will be provided to Participants upon termination of employment, and a Participant may make a benefit election on the Trustee’s website or by contacting the Trustee by telephone.  The materials shall describe the Participant’s right to defer distribution until the Participant’s Normal Retirement Date and the consequences of failing to defer the distribution.  Distribution materials shall be provided to the Participant no less than thirty (30) days and no more than one hundred eighty (180) days before the distribution commences; provided, however, that the distribution may commence less than thirty (30) days after the distribution materials are provided to the Participant if the materials clearly inform the Participant that the Participant has the right to a period of at least thirty (30) days after receiving the materials to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and, after receiving the materials, the Participant affirmatively elects a distribution.

Section 6.5                        Periodic Payments of Required Minimum Distributions

A Participant may request that his or her vested Account balance be distributed in the form of periodic payments of required minimum distributions only, commencing on the Participant’s required beginning date and continuing until the Participant’s Account has been fully distributed to the Participant in accordance with this Section 6.5 or to the Participant’s Beneficiary in accordance with Section 6.6, and determined and paid in accordance with Section 6.7.  A Participant who has elected to receive periodic payments of required minimum distributions may elect to receive a single-sum distribution of his or her remaining vested Account balance (reduced by any outstanding loan balance) at any time.  “Required beginning date” is defined in Section 6.7(h)(v).

Section 6.6                        Death Benefits

If a Participant dies prior to distribution of the Participant’s total vested Account balance, such Participant’s designated Beneficiary shall be entitled to receive the Participant’s remaining Account balance (reduced by any outstanding loans) as a death benefit.  Death benefits may be paid as soon as administratively feasible following the Participant’s death and must be made by the end of the year which contains the fifth anniversary of the Participant’s death.  Death benefits shall be paid in a single sum distribution, except that, to the extent, if any, that required minimum distributions are required to be made to the Beneficiary between the date of the Participant’s death and the time at which the remaining Account balance is required to be distributed pursuant to the preceding sentence (or, if earlier, the date the Beneficiary elects to receive a single sum distribution), such required minimum distributions shall be made in accordance with Section 6.7.

A Participant’s Beneficiary shall be the person or legal entity designated by the Participant in accordance with procedures approved by the Administrative Committee, provided that a married Participant’s spouse shall automatically be his or her Beneficiary unless the spouse has consented to an alternate Beneficiary.  The spouse’s signature on the consent form must be notarized or witnessed by an authorized Plan representative.  Spousal consent shall not be required if it is established to the satisfaction of the Administrative Committee that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Treasury Regulations may prescribe.

Subject to the rights of a married Participant’s spouse, a Participant may revoke or change designation of the Participant’s Beneficiary at any time in accordance with procedures approved by the Administrative Committee.  Whenever a Participant designates a new Beneficiary, all former Beneficiary designations by such Participant shall be revoked automatically.  If, upon the death of a Participant, there is no valid Beneficiary designation on file with the Administrative Committee or third-party record keeper or the Beneficiary has predeceased the Participant, the Beneficiary of the Participant’s vested Account balance shall be, in order of priority:

(a)                               The Participant’s surviving spouse, if any;

(b)                              The estate of the deceased Participant.

Facts as shown by the records of the Plan at the time of the Participant’s death shall be conclusive as to the identity of the proper Beneficiary.  If a Participant and the Participant’s  spouse divorce, any designation of the spouse as Beneficiary shall automatically become null and void.  The former spouse shall be treated as the Beneficiary under this Plan only if after the divorce the Participant expressly redesignates the former spouse as the Participant’s Beneficiary.

If a Participant dies while performing Qualified Military Service, the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed and then terminated employment on account of death.  Currently, there are no additional benefits.

Section 6.7                        Required Minimum Distributions

The provisions of this Section 6.7 shall apply for purposes of determining required minimum distributions.

(a)                               Precedence.  The requirements of this Section 6.7 shall take precedence over any inconsistent provisions of the Plan, provided that this Section 6.7 shall not be read to create a form of distribution that is not otherwise available under this Article VI.

(b)                              Requirements of Treasury Regulations Incorporated.  All distributions required under this Section 6.7 shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, which are incorporated herein by this reference.

(c)                               Time and Manner of Distribution

(i)                                  Required Beginning Date.  The Participant’s entire interest must be distributed, or begin to be distributed, no later than the Participant’s required beginning date.

(ii)                              Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed to the Participant’s Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)                             Forms of Distribution.  Distributions shall be made in accordance with Sections 6.7(e) and (f).

(e)                               Required Minimum Distributions During Participant’s Lifetime

(i)                                  Amount of Required Minimum Distribution for Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount distributed for each distribution calendar year shall be the lesser of:

(A)                          The quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)                           If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)                              Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions shall be determined under this Section 6.7(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f)                                Required Minimum Distributions After Participant’s Death

(i)                                  Death On or After the Date Distributions Begin

(A)                          Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)                              The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                              If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                              If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)                           No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                              Death Before Date Distributions Begin

(A)                          General Rule.  If the Participant dies before the date distributions begin, the minimum amount that shall be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 6.7(f)(i).

(B)                           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)                           Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under section 6.7(c)(ii), this section 6.7(f)(ii) shall apply as if the surviving spouse were the Participant.

(g)                              Full Distribution Required by End of Fifth Year After Death.  This Section 6.7 establishes the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death, but it shall not be read to permit any Beneficiary to retain an Account in the Plan after the date on which distribution is required under Section 6.6.

(h)                              Definitions.  The following definitions supplement the definitions in other parts of the Plan, in particular Article XII.

(i)                                  Designated Beneficiary.  The “designated Beneficiary” is the individual who is designated as the Beneficiary in accordance with Section 6.6 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4 of the Treasury Regulations.  Section 1.401(a)(9)-4, Q&A-5 permits the designation of a trust as Beneficiary provided the requirements of the cited Section are met.  Under Section 6.6 of the Plan, spousal consent is required for a married Participant to designate a trust or any other person or entity other than the Participant’s surviving spouse as Beneficiary.

(ii)                              Distribution Calendar Year.  A “distribution calendar year” is a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.7(c)(ii).  The required minimum distribution for the Participant’s first distribution calendar year shall be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, shall be made on or before December 31 of that distribution calendar year.

(iii)                          Life Expectancy.  “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury Regulations.

(iv)                          Participant’s Account Balance.  A “Participant’s Account balance” is the total balance of a Participant’s Account as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated to the Participant’s Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                              Required Beginning Date.  “Required beginning date” means the following:

(A)                          5% Owners.  The “required beginning date” for a Participant who was a 5% owner at any time during the Plan Year (calendar year) in which the Participant attains age 70½ shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70½.  In the case of a Participant who becomes a 5% owner during any subsequent Plan Year, the required beginning date shall be the April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends.  Once distributions begin to a 5% owner because they are required to begin under this Section 6.7, they must continue even if the Participant ceases to be a 5% owner in a subsequent calendar year.

(B)                           Other Participants.  The “required beginning date” for a Participant who is not a 5% owner shall be April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires.  Every Participant other than a 5% owner who reaches age 70½ while actively employed by a Participating Employer may elect (1) to commence receiving benefits on April 1 following the calendar year in which the Participant attains age 70½ or (2) to defer the commencement of benefits to a date no later than April 1 following the calendar year in which the Participant retires.

(C)                           5% Owner.  A “5% owner” is any person who owns (or is considered to own under the attribution rules in Section 318 of the Code) more than 5% of the outstanding stock or stock possessing more than 5% of the total combined voting power of a Participating Employer or Associated Company.

(i)                                  Suspension of Required Minimum Distributions for 2009.  Notwithstanding the foregoing provisions of this Section 6.7, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (A) equal to the 2009 RMDs or (B) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence.  In addition, notwithstanding Section 6.10 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as eligible rollover distributions.

Section 6.8                        In-Service Withdrawals

(a)                               Withdrawals from Participant Voluntary and Voluntary HEISOP Subaccounts.  A Participant may at any time request (in accordance with procedures approved by the Administrative Committee) a withdrawal from the Participant’s Participant Voluntary Subaccount or Voluntary HEISOP Subaccount, if any.  Any withdrawal will be processed as soon as administratively practicable after the request is made.

(b)                              Withdrawals for Participants Who Have Reached Age 59½.  A Participant who has attained age 59½ may at any time request (in accordance with procedures approved by the Administrative Committee) a withdrawal of all or any part of the Participant’s vested Account balance (reduced by any outstanding loan balance).  Only one such withdrawal shall be permitted for any Plan Year.  Any withdrawal will be processed as soon as administratively practicable after the request is made.

(c)                               Hardship Withdrawals

(i)                                  Available Sources.  Hardship withdrawals are available from all Subaccounts.  However, no hardship withdrawal shall include any income earned after December 31, 1988, that is allocable to 401(k) contributions.

(ii)                              Procedures.  To qualify for a hardship withdrawal, a Participant must demonstrate (in accordance with procedures approved by the Administrative Committee) that the Participant has an “immediate and heavy financial need” and that the distribution is necessary to satisfy the immediate and heavy financial need.

(iii)                          Immediate and Heavy Financial Need.  A Participant shall be deemed to have an immediate and heavy financial need in connection with:

(A)                          Burial or funeral expenses for the Participant’s deceased parent, spouse, child, dependent (as defined in Section 152 of the Code without regard to subsection 152(d)(1)(B)), or designated Beneficiary.

(B)                           Expenses incurred (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether expenses exceed the percentage-of-adjusted-gross–income threshold in effect under Section 213(a) of the Code) for the Participant, the Participant’s spouse, child, dependent, or designated Beneficiary.

(C)                           Costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments).

(D)                          Payment of tuition, related educational fees, and room and board expenses for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, child, dependent (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)), or designated Beneficiary.

(E)                            Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence.

(F)                             Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(iv)                          Withdrawal May Not Exceed Amount of Need.  The amount of any hardship withdrawal may not exceed the amount necessary to relieve the immediate and heavy financial need after taking into account the amount of such need that may be satisfied from other resources reasonably available to the Participant.  The withdrawal may include the amount necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the withdrawal.  In determining the amount of the immediate and heavy financial need that cannot be satisfied from other resources, the Administrative Committee or third-party service provider may rely on the Participant’s written representation that the need cannot be relieved:

(A)                          Through reimbursement or compensation by insurance or otherwise;

(B)                           By liquidation of the Participant’s assets;

(C)                           By cessation of 401(k) Contributions;

(D)                          By other currently available distributions (including distributions of ESOP dividends under Section 404(k) of the Code) or nontaxable (at the time of the loan) loans from the Plan or other plans maintained by a Participating Employer or any other employer of the Participant; or

(E)                            By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of Section 6.8(c)(iv)(D), the phrase “plans maintained by a Participating Employer” means all qualified and nonqualified plans of deferred compensation, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code.  However, it does not include the mandatory employee contributions portion of a health or welfare benefit plan (including one that is part of a cafeteria plan).

(v)                              Suspension of 401(k) Contributions for Six Months.  If a Participant qualifies for and receives a hardship withdrawal under this Section 6.8(c), the Participant shall not be permitted to make 401(k) Contributions to the Plan for six months following the distribution.

Section 6.9                        Qualified Domestic Relations Orders

(a)                               General.  Through a Qualified Domestic Relations Order (“QDRO”), a Participant’s spouse, child, or other tax dependent (each, an “alternate payee”) may obtain rights to the Participant’s benefits.  A QDRO is a domestic relations order which assigns to an alternate payee or recognizes an alternate payee’s right to receive all or a portion of the benefits payable with respect to a Participant under the Plan.  A domestic relations order is not a QDRO and shall not be honored by the Administrative Committee if it requires the Plan to provide any form of benefit or other option of any kind not otherwise available under the Plan or requires the Plan to pay benefits in excess of the Participant’s vested Account balance.  The one exception to this rule is that, in accordance with a domestic relations order that the Administrative Committee or a court of competent jurisdiction determines to be a QDRO, the Administrative Committee may direct that a single-sum distribution be made to the alternate payee as soon as practicable notwithstanding age, employment status, or any other factor that might prevent the Participant from receiving a distribution from his or her Account at the same time.

(b)                              DRO Requirements.  To be a QDRO, a domestic relations order must clearly specify (a) the name and last known mailing address of the Participant (unless otherwise known by the Administrative Committee) and the name and mailing address of the alternate payee, (b) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee or the manner in which such amount is to be determined, and (c) the form in which the benefit is to be paid.  The domestic relations order must specifically designate the Plan as the Plan from which the benefits are to be paid.  Finally, a domestic relations order cannot require the payment of benefits to an alternate payee that are required to be paid to another alternate payee under a previous QDRO.

(c)                               Procedures.  The Administrative Committee has approved procedures for determining whether a domestic relations order is a QDRO and for notifying the Participant and the alternate payee(s) of the receipt of the domestic relations order and of the steps that will be taken to determine whether the order is a QDRO.  The procedures are incorporated herein by this reference and may be amended with full effect for purposes of this Plan at any time without notice and without further amendment to the Plan.

(d)                             Separate Accounting.  If the Administrative Committee determines that a domestic relations order is a QDRO, the Administrative Committee will honor the QDRO.  If the QDRO does not direct an immediate distribution as permitted by this Section 6.9, the Administrative Committee will direct the Trustee to establish a separate Account in the Plan for the alternate payee, and the alternate payee shall have all rights afforded under the Plan to Beneficiaries.  Primarily, this means the alternate payee will be able to direct the investment of his or her Account in accordance with the rules in Article IV, but the alternate payee will not be able to borrow from his or her Account.

Section 6.10                Eligible Rollover Distributions

A “Distributee” who is entitled to a distribution may elect, in accordance with procedures approved by the Administrative Committee, to have any portion of an “Eligible Rollover Distribution” paid directly in a “Direct Rollover” to an “Eligible Retirement Plan”.

(a)                               Definitions.  For purposes of this Section 6.10, the following definitions apply:

(i)                                  “Eligible Rollover Distribution” means any distribution of all or any portion of a Participant’s Account, except that an Eligible Rollover Distribution shall not include:

(A)                          Any distribution that is one of a series of substantially equal periodic payments made no less frequently than annually for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s beneficiary, or for a specified period of ten years or more;

(B)                           Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(C)                           Any hardship withdrawal; and

(D)                          Any distributions during a calendar year that are reasonably expected to total less than $200.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified trust (defined contribution or defined benefit) or 403(b) annuity contract, provided the qualified trust or annuity contract agrees to separately account for amounts so transferred (and the earnings thereon), including separately accounting for the portion of such distribution that is includible in gross income and the portion that is not so includible.

(ii)                              “Eligible Retirement Plan” means any of the following accounts or plans to the extent it accepts the Distributee’s Eligible Rollover Distribution:

(A)                          A qualified retirement plan described in Code Section 401(a);

(B)                           An individual retirement account described in Code Section 408(a);

(C)                           An individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(D)                          An annuity plan described in Code Section 403(a);

(E)                            An annuity contract described in Code Section 403(b); or

(F)       An eligible deferred compensation plan under Code Section 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and that agrees to separately account for amounts transferred into such plan from this Plan.

(iii)                          A “Distributee” includes a Participant, the surviving spouse of a deceased Participant, and the current or former spouse of a Participant who is an alternate payee under a QDRO that has been approved by the Administrative Committee.  “Distributee” also includes a non-spouse Beneficiary of a deceased Participant.  However, a non-spouse Beneficiary may make a direct rollover only to an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (including a Roth IRA) that is established on behalf of the non-spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of section 402(c)(11) of the Code.

(iv)                          A “Direct Rollover” is a direct payment of an Eligible Rollover Distribution by any reasonable means from the Trustee of this Plan to the trustee, custodian, or annuity provider of the Eligible Retirement Plan specified by the Distributee.

(v)                              A Distributee may do a Direct Rollover to a Roth IRA if the Distributee meets the requirements that apply to rollovers from a traditional IRA to a Roth IRA.

(b)                              Notice.  Prior to a distribution to a Distributee, the Plan Administrator or third party service provider shall provide the Distributee a notice describing the Distributee’s right to have an Eligible Rollover Distribution rolled over in a Direct Rollover to an Eligible Retirement Plan and describing certain tax consequences that will follow if a Direct Rollover is not made (the “402(f) Notice”).  The Plan Administrator or third party service provider shall issue the 402(f) Notice at least thirty (30) days but no more than one hundred eighty (180) days prior to the date a distribution is made.  However, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice is given provided that the 402(f) Notice clearly informs the Distributee that the Distributee has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and the Distributee, after receiving the notice, affirmatively elects a distribution.

(c)                               Income Tax Withholding.  Any taxable amount that is an Eligible Rollover Distribution but that the Distributee chooses not to have directly rolled over is subject to 20% income tax withholding.  This includes distributions that the Distributee intends to roll over in a traditional 60-day rollover transaction.

Section 6.11                Special Rules for Participants Called to Military Service

(a)                               HEART Act Requirement.  A Participant who is performing Qualified Military Service while on active duty for a period of more than 30 days shall be treated as having been severed from employment.  This permits a Participant to take a distribution from his or her vested Account balance.  If a Participant takes a distribution based on this deemed severance from employment, the Participant may not make 401(k) Contributions to the Plan for six months following the distribution.

(b)                              Pension Protection Act Requirements as Extended by the HEART Act

(i)                                  Permissible Withdrawals of 401(k) Contributions.  If a Participant is (by reason of being a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period, the Participant may request a withdrawal from the Participant’s Salary Reduction and Employee Pre-Tax Catch-up Subaccounts during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.

(ii)                              Relief from Early Distribution Penalty Tax.  Any withdrawal under Section 6.11(b)(i) is exempt from the early distribution penalty tax under Section 72(t) of the Code in accordance with Section 72(t)(2)(G).  (A distribution under Section 6.11(a) qualifies for this relief only if the distribution meets the requirements of Section 6.11(b)(i).)

(iii)                          Repayment Possibility.  Any Participant who receives a withdrawal under Section 6.11(b)(i) may, at any time during the 2-year period beginning on the day after the end of the active duty period, make one or more contributions to an individual retirement plan of such Participant in an aggregate amount not to exceed the amount of such distribution.  The dollar limitations otherwise applicable to contributions to individual retirement plans shall not apply to any contributions made pursuant to the preceding sentence.  No deductions shall be allowed for any contributions made to an individual retirement plan pursuant to this paragraph.

ARTICLE VII
ADMINISTRATION

Section 7.1                        PIC, Administrative Committee, and Investment Committee

(a)                               PIC.  The PIC has plenary authority to oversee the administration of the Plan and the investment options offered under the Plan.  At its discretion, the Compensation Committee may appoint, remove, and replace members of the PIC.

(b)                              Administrative Committee.  The PIC has established the Administrative Committee and authorized it to oversee the day-to-day administration of the Plan.  The Administrative Committee is authorized, in its discretion, to: (i) interpret and construe the provisions of the Plan; (ii) resolve any ambiguities and reconcile any inconsistencies in the provisions of the Plan; and (iii) monitor the performance of third-party administrators, including the administrative performance of the Trustee.  Subject to the Claims Procedures in Article VIII, the Administrative Committee shall determine, in its discretion, all questions with respect to any individual’s rights under the Plan, including, but not limited to, eligibility for participation and eligibility for and the amount of benefits payable from the Plan.  The Administrative Committee is specifically authorized to recover the overpayment of any benefits from the Plan and to institute legal proceedings, if necessary, to recover an overpayment.

(c)                               Investment Committee.  The PIC has established the Investment Committee and authorized it to oversee the day-to-day financial affairs of the Plan.  The Investment Committee is authorized to: (i) monitor the investment options offered under the Plan and the investment policy statement for the Plan; (ii) monitor the financial performance and reporting of the Trustee; (iii) maintain or cause to be maintained proper financial records for the Plan; and (iv) file or cause to be filed all reports and other filings required by the United States Securities and Exchange Commission with respect to the Plan.

(d)                             Rules and Procedures.  The PIC, Administrative Committee, and Investment Committee may promulgate and publish such rules and procedures as each deems appropriate for its own actions and for the operation, administration, and investments of the Plan.  A member of the PIC, Administrative Committee, or Investment Committee shall not have the right to vote on any matter relating solely to his or her own interests in the Plan, but may vote on matters affecting a class or group of Participants of which the member is a part.

(e)                               Consents and Elections.  All consents, elections, applications, designations, and other submissions required or permitted under the Plan must be made in accordance with procedures approved by the Administrative Committee, and shall be valid only if properly completed, executed, and returned to the Administrative Committee or a third party service provider appointed by the Bank, the PIC, or the Administrative Committee.

(f)                                Delegation of Authority.  The PIC, Administrative Committee, and Investment Committee may delegate any of their powers and duties to any person or group of persons, for example, to one or more officers or employees of the Bank or HEI.

(g)                              Professional Assistance.  The PIC, Administrative Committee, and Investment Committee may employ attorneys, actuaries, accountants, investment consultants, and other service providers, as appropriate, to give counsel to or otherwise assist them in performing their duties hereunder.  The fees and expenses of such persons may be paid in accordance with Section 4.2(c).

(h)                              General.  The PIC, Administrative Committee, and Investment Committee shall have all other powers granted to them in other sections of this document or their governing charters.  At its discretion, the PIC may remove or replace the members of the Administrative Committee and Investment Committee and may revoke, amend, or enlarge the authority of the Administrative Committee and Investment Committee.  The decisions of the PIC, Administrative Committee, and Investment Committee on any matters within their jurisdiction shall be binding and conclusive upon the Participating Employers and upon each Participant, Beneficiary, and other interested party.

Section 7.2                        Plan Administrator

The Bank shall be the Plan “Administrator,” as defined in Section 3(16)(A) of ERISA.

(a)                               Reporting and Disclosure.  The Bank shall be responsible for filing with governmental authorities and disclosing to Participants and their Beneficiaries all returns, reports, and other materials required under ERISA or the Code.

(b)                              Legal Process.  The Bank shall be the Plan’s agent for the service of legal process.

Section 7.3                        Trust Agreement

The Bank has entered into a Trust Agreement with the Trustee for the investment and custody of the assets of the Plan.  The Trust Agreement is a master trust agreement for the custody and investment of assets for this Plan and the HEIRS Plan, with separate accounting for the two plans.  The trust established under the Trust Agreement is part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms of the Trust Agreement.  In addition to the powers of the Trustee set forth in the Trust Agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan.  In the event of any conflict between the provisions of the Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control, except in matters concerning the duties and responsibilities of the Trustee, in which case the Trust Agreement shall control.  The fees and expenses of the Trustee shall be paid in accordance with the Trust Agreement and Section 4.2(c) hereunder.

Section 7.4                        Bonding

Subject to the exceptions in Section 412 of ERISA and applicable U.S. Department of Labor guidance, every person who handles funds or other property of the Plan shall be bonded.

Section 7.5                        Indemnification

Except as required by ERISA, the Plan’s fiduciaries shall not be liable for any mistake of judgment or other action taken in good faith.  No fiduciary shall be personally liable by virtue of any contract, agreement, bond, or other instrument made or executed by himself or herself or any other fiduciary on behalf of the Plan.

The Participating Employers shall indemnify, defend, and hold harmless the members of the PIC, Administrative Committee, and Investment Committee and employees of the Participating Employers acting on their behalf with respect to the Plan from and against any and all claims, losses, damages, expenses, and liabilities arising, directly or indirectly, from their responsibilities in connection with the Plan, except where any such liability is judicially determined to be the result of willful misconduct.  The Participating Employers may purchase fiduciary liability insurance against this risk.

ARTICLE VIII
CLAIMS PROCEDURES

Section 8.1                        Claims for Benefits

If a Participant or Beneficiary or any other person (each, a “claimant”) believes he or she is entitled to a benefit from the Plan, such claimant may file a written claim for benefits with the Administrative Committee.  The Administrative Committee shall consider such written claim and respond to the claimant within 90 days after receiving the claim unless special circumstances require an extension of time.  The Administrative Committee may extend the response period by up to 90 additional days by notifying the claimant in writing, prior to the end of the initial 90-day period, that additional time is required.  The notice of extension must set forth the special circumstances and the date by which the Administrative Committee expects to render its decision.  If the Administrative Committee denies the claim, in whole or in part, the Administrative Committee shall provide the claimant with written notice of the denial and of the claimant’s right to an appeal.  The notice shall set forth, in a manner calculated to be understood by the claimant:

•	The specific reason or reasons for the denial;
•	A reference to the specific Plan provisions on which the denial is based,
•	A description of additional material or information, if any, which the claimant might provide to perfect the claim and an explanation of why it is needed;
•	An explanation of the Plan’s appeal procedure in Section 8.2 and the time limits applicable to an appeal; and
•	A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

Section 8.2                        Appeal

Within 90 days after receiving notice that a claim has been denied, the claimant may file a written appeal with the PIC.  The claimant may provide written testimony and written documentation in support of the claimant’s appeal.  Upon written request from the claimant, the PIC shall provide free of charge to such claimant reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the particular claim.  The PIC shall undertake a full and fair review of the appeal, taking into account all testimony, documents, records, and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination.  The PIC may hold a hearing and may require the claimant to provide additional information or testimony as the PIC, in its sole discretion, deems useful or appropriate to its consideration of the claim.  The PIC shall render its final decision within 60 days of receipt of the appeal unless special circumstances require an extension of time.  The PIC may extend the appeal period by up to 60 additional days by notifying the claimant in writing, prior to the end of the initial 60-day period, that additional time is required.  The notice of extension must set forth the special circumstances and the date by which the PIC expects to render its final decision.  If the PIC’s final decision is a denial of the claim, the PIC shall provide written notice of the denial, which notice shall set forth, in a manner calculated to be understood by the claimant:

•	The specific reason or reasons for the denial;
•	A reference to the specific Plan provisions on which the denial is based;
•

A statement that the claimant is entitled to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim; and

•	A statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

Section 8.3                        Other Remedies

If the Administrative Committee or PIC fails to respond to a claimant within the time limits set forth in this Article VIII, the claimant may consider the claim denied.  A claimant must comply with these procedures and exhaust all possibilities contained herein before filing a civil action under Section 502(a) of ERISA or otherwise seeking relief in any other forum.  If a claimant seeks relief in another forum, the evidence presented will be strictly limited to the evidence timely presented in the administrative claims process.  In addition, the claimant must commence an action in another forum within 180 days after the PIC’s final decision on appeal under Section 8.2.

ARTICLE IX
AMENDMENT, TERMINATION, AND MERGER

Section 9.1                        Amendment

(a)                               General Rule.  The Bank reserves the right to amend the Plan in whole or in part at any time and for any reason and to give such amendment retroactive effect to the extent permitted by applicable law.  The President or Chief Administrative Officer of the Bank may approve any amendment to the Plan necessary to comply with the Code or ERISA or that does not have a substantial impact on the cost or design of the Plan or a direct or indirect impact on the HEI Stock Fund and its administration.  All other amendments, including any amendment to this Section 9.1(a), must be approved by the Board of Directors of the Bank and the Compensation Committee.

(b)                              Nondiscrimination.  The timing of an amendment must not have the effect of discriminating significantly in favor of HCEs.

(c)                               Anti-cutback Rule.  No amendment may reduce the accrued benefit of any Participant, except to the extent permitted under Sections 1.411(d)-3 and 1.411(d)-4 of the Treasury Regulations.

Section 9.2                        Termination or Discontinuance

The Bank reserves the right to terminate the Plan at any time and for any reason, and each Participating Employer reserves the right to terminate its own participation in the Plan or discontinue contributions to the Plan at any time and for any reason.  If the Plan is terminated (in full or in part) or if there is a complete discontinuance of contributions under the Plan, the rights of affected Participants to benefits accrued to the date of such termination or complete discontinuance, to the extent funded as of such date, shall be fully vested and nonforfeitable.

Section 9.3                        Merger or Spinoff

The Plan may be merged or consolidated with or its assets and liabilities may be transferred to another qualified plan and trust only if the benefits that would be received by a Participant in the event of a termination of the transferee plan immediately after such transfer, merger, or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation, and only if such transfer, merger, or consolidation does not otherwise result in the elimination of any accrued benefit.  The Plan may be split into two or more plans by way of a spinoff if, after the spinoff: (a) the sum of the account balances for each of the participants in the resulting plans equals the Account balance of the Participant in this Plan before the spinoff, and (b) the assets in each of the plans immediately after the spinoff equals the sum of the account balances for all participants in that plan.

ARTICLE X
MISCELLANEOUS

Section 10.1                No Right to Employment

Nothing contained in the Plan gives any Participant or Employee the right to be retained in the service of a Participating Employer or interferes with the right of a Participating Employer to discharge any Employee at any time.

Section 10.2                Inalienability

No Participant, Beneficiary, alternate payee, or any other person having or claiming to have any right or interest of any kind in the Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest.  No interest in the Plan shall be subject to any liabilities or obligations of any Participant or Beneficiary or to any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal or equitable process against a Participant, Beneficiary, alternate payee, or any other person having or claiming to have any interest under this Plan, or such person’s property.  The prior sentence shall not apply to the creation, assignment, or recognition of any benefit payable with respect to a Participant pursuant to a qualified domestic relations order, or to the enforcement of a judgment, settlement, or order described in Section 401(a)(13)(C) of Code, or to any other exception provided under Section 401(a)(13) of the Code or the Treasury Regulations thereunder.

Section 10.3                Facility of Payment

If any Participant, Beneficiary, or Alternate Payee eligible to receive payments under the Plan is, in the opinion of the Administrative Committee, legally, physically, or mentally incapable of personally receiving and receipting for any payment under the Plan, the Administrative Committee may direct that such payments, or any portion thereof, be made to any person(s) or institution who have custody of such payee, or are providing necessities of life (including, without limitation, food, shelter, clothing, and medical or custodial care) to such payee, to the extent deemed appropriate by the Administrative Committee.  Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.  The Administrative Committee may withhold all other amounts due to such payee until a claim for such amounts is duly made by a duly appointed guardian or other legal representative of such payee.

Section 10.4                Construction of Plan

(a)                               Headings.  The headings of Articles and Sections are included herein solely for the convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

(b)                              Controlling Law.  To the extent not preempted by ERISA or other federal law, the Plan shall be governed and construed according to the laws of the State of Hawaii.

Section 10.5                Benefits Payable From Trust

All benefits payable under the Plan shall be paid solely from the trust, and the Participating Employers assume no liability or responsibility therefore.

ARTICLE XI
TOP-HEAVY RULES

Section 11.1                Determination of Top-Heavy Status

For purposes of this Article XI, the following terms shall have the meanings set forth below:

(a)                               “Key Employee”.  In determining whether the Plan is top-heavy, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(i)                                  An officer of a Participating Employer having annual 415 Compensation greater than $165,000 (as adjusted after 2013 under Section 416(i)(1) of the Code); provided however, no more than the lesser of (A) 50 Employees or (B) the greater of three Employees or 10% of all Employees shall be regarded as officers,

(ii)                              A 5% owner of a Participating Employer, or

(iii)                          A 1% owner of a Participating Employer having annual 415 Compensation of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the regulations and other guidance of general applicability issued thereunder.

A “non-Key Employee” is any Employee who is not a Key Employee.

(b)                              “Top-heavy Plan”:  The Plan is top-heavy if any of the following conditions exists:

(i)                                  If the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii)                              If the Plan is part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60%.

(iii)                          If the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60%.

(c)                               “Top-Heavy Ratio”

(i)                                  If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan that during the 5-year period ending on the Determination Date has or had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 1-year period ending on the Determination Date) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability), both computed in accordance with Section 416 of the Code and the regulations thereunder.  Both the numerator and denominator of the Top-Heavy Ratio shall be increased to reflect any contribution not actually made as of the Determination Date but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii)                              If a Participating Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans that during the 5-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of account balances under the aggregated defined contribution plans for all Participants, determined in accordance with Section 11.1(c)(i) above, and the present value of accrued benefits under the defined benefit plans for all Participants as of the Determination Date all as determined in accordance with Section 416 of the Code and the regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death, or disability).

(iii)                          For purposes of subparagraphs (i) and (ii) above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.  The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 1-year period ending on the Determination Date shall be disregarded.  The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder.  Deductible employee contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio.  When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

(iv)                          The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Participating Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

(d)                             “Permissive aggregation group” means the required aggregation group of plans plus any other plan or plans of the Participating Employer that, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e)                               “Required aggregation group” means (i) each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Participating Employer that enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.  For this purpose, “Participating Employer” shall include all employers aggregated under Section 414(b), (c), or (m) with a Participating Employer.

(f)                                “Determination Date”.  For any Plan Year subsequent to the first Plan Year, the Determination Date means the last day of the preceding Plan Year.  For the first Plan Year, the Determination Date means the last day of that year.

(g)                              “Valuation Date” means the Determination Date as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

Section 11.2                Special Top-Heavy Rules

(a)                               If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article XI shall supersede any conflicting provisions in the Plan.

(i)                                  Except as otherwise provided in subparagraph (iv) below, the Participating Employer contributions allocated on behalf of any Participant who is not a Key Employee shall be not less than the lesser of (A) 3% of such Participant’s 415 Compensation or (B) in the case where the Participating Employer has no defined benefit plan that designates the Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions, as a percentage of the first $255,000 (as adjusted after 2013 under Section 401(a)(17) of the Code) of the Key Employee’s 415 Compensation, allocated on behalf of any Key Employee for that year.  The minimum allocation shall be determined without regard to any Social Security contribution.  This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Participant’s failure to (i) complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) make mandatory employee contributions to the Plan, or (iii) earn compensation in excess of a stated amount.

(ii)                              If a Participant is covered by both this Plan and a defined benefit plan, the minimum benefit required by Section 416 of the Code shall be provided by the defined benefit plan, provided that such benefit shall be offset by the benefits, if any, provided by this Plan.

(iii)                          The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

(iv)                          The provision in (i) above shall not apply to any Participant who was not employed by a Participating Employer on the last day of the Plan Year.

(b)                              All contributions to this Plan are fully vested when made.  Therefore, the top-heavy vesting requirements are satisfied.

ARTICLE XII
DEFINITIONS

Wherever used in this document, the following capitalized terms have the indicated meanings unless the context clearly implies otherwise:

12.1       “Account” means the separate account maintained for each Participant which represents such Participant’s total proportionate interest in the Plan and Trust Fund as of any valuation date.  A Participant’s Account may include one or more Subaccounts, as described in Section 4.2(a).  A Participant’s Account balance is the Participant’s accrued benefit.

12.2       “Administrative Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Administrative Committee appointed by the PIC to oversee the day-to-day administration of the Plan.  See Section 7.1(b).

12.3       “AmeriMatch Contributions” means the matching contributions made by the Participating Employers pursuant to Section 2.2.

12.4       “AmeriShare Contribution” means the discretionary, non-elective contribution that may be made by the Participating Employers pursuant to Section 2.3.

12.5       “Associated Company” means (i) a corporation that is not a Participating Employer, but is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) a trade or business, whether or not incorporated, that is not a Participating Employer, but is under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer; or (iii) a member, other than a Participating Employer, of an affiliated service group (within the meaning of Section 414(m) of the Code) that includes a Participating Employer.

12.6       “Bank” or “ASB” means American Savings Bank, F.S.B., or any successor thereto.

12.7       “Beneficiary” means the person or entity to whom all or a portion of a deceased Participant’s Account is payable as a death benefit in accordance with Section 6.6 of the Plan.

12.8       “Catch-up Contribution” means a 401(k) Contribution made on behalf of a catch-up eligible Participant that is in excess of an otherwise applicable Plan limit.  An otherwise applicable Plan limit is a limit in the Plan that applies to 401(k) Contributions without regard to Catch-up Contributions, such as the limit on annual additions in Section 415(c) of the Code, the dollar limitation under Section 402(g) of the Code, or the limit imposed by the actual deferral percentage test in Section 401(k)(3) of the Code.

12.9       “Code” means the Internal Revenue Code of 1986, as amended.

12.10    “Compensation” has different meanings for different purposes.  “Compensation” is used to calculate 401(k) Contributions and AmeriMatch Contributions.  “AmeriShare Compensation” is used to calculate AmeriShare Contributions.  “ADP Compensation” and “415 Compensation”

are used for ADP testing and 415 testing, respectively, and other specific purposes under the Plan.

“Compensation” means the Employee’s Box 1, W-2 earnings from a Participating Employer for the Plan Year, modified (i) to exclude fringe benefits, ASB Dollars, reimbursements, moving expenses and other expense allowances, special executive compensation, and any signing bonuses, retention bonuses, service awards, and similar non-performance based awards; and (ii) to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan (other than ASB Dollars), or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 125, 132(f)(4), or 401(k) of the Code.  Special executive compensation is noncash compensation and nonqualified deferred compensation available only to a select group of management Employees.  Discretionary bonuses and incentive compensation (other than signing bonuses, retention bonuses, service awards, and similar non-performance based awards) are included in Compensation.  Compensation earned prior to an Eligible Employee becoming a Participant shall not be counted in determining 401(k) and AmeriMatch Contributions to the Plan.

“AmeriShare Compensation” means an Employee’s annual base salary or pay plus commissions paid by a Participating Employer during the Plan Year, including amounts paid prior to an Eligible Employee meeting the eligibility requirements for AmeriShare Contributions, but AmeriShare Compensation does not include any amounts deferred under the American Savings Bank Select Deferred Compensation Plan or any other nonqualified deferred compensation plan that are not includible in the gross income of the Employee for the taxable year in which contributed.

“ADP Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, without modification.

“415 Compensation” means the Employee’s Box 1, W-2 earnings for the Plan Year, modified to include elective contributions made by a Participating Employer to this Plan, a cafeteria plan, or a transportation spending plan that are excluded from the taxable income of the Employee under Sections 125, 132(f)(4), or 401(k) of the Code.

“Compensation,” “AmeriShare Compensation,” “ADP Compensation,” and “415 Compensation” generally do not include amounts paid after severance from employment.  However, “Compensation,” “AmeriShare Compensation,” “ADP Compensation,” and “415 Compensation” shall include amounts paid by the later of 2½ months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if the amounts would have been included in the applicable definition of compensation if paid prior to severance from employment and if:

(a)          The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or similar payments, and, absent the severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Participating Employer; or

(b)          The payment is for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued.

“415 Compensation” shall also include amounts paid by the later of 2½ months after the Participant’s severance from employment or the end of the calendar year that includes the date of the Participant’s severance from employment, if the payment is received by the Participant pursuant to an unfunded, nonqualified deferred compensation plan and would have been paid at the same time if employment continued, but only to the extent includible in gross income.

Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Treasury Regulations, shall be treated as 415 Compensation for the limitation year (calendar year) to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included as 415 Compensation under this definition.

“Compensation,” “AmeriShare Compensation,” “ADP Compensation,” and “415 Compensation” shall be limited to $255,000 annually, as automatically adjusted after 2013 for increases in the cost of living in accordance with Sections 401(a)(17)(B) and 415(d) of the Code.

For purposes of this Section 12.10, “elective contributions” under Section 125 of the Code shall include any amount that is not available to an Employee in cash in lieu of group health coverage under a Section 125 arrangement because the Employee is not able to certify in accordance with the Hawaii Prepaid Healthcare Act that he or she has other health coverage.  An amount shall be treated as an elective contribution under the foregoing sentence only if the Participating Employer does not request or collect information regarding the Employee’s other health coverage as part of the enrollment process for the health plan except as necessary to comply with the Hawaii Prepaid Healthcare Act.

A Participant receiving a differential wage payment (as defined in Section 3401(h)(2) of the Code) shall be treated as an Employee, and the payment will be treated as wages for purposes of Section 3401 of the Code.  Furthermore, the differential wage payment shall be treated as ADP Compensation and 415 Compensation for purposes of the Plan.  For purposes of this paragraph, “differential wage payment” is defined by reference to Section 3401(h)(2) of the Code and generally means a payment made by a Participating Employer to a Participant who is on active military duty for a period of more than 30 days, which represents all or a portion of the wages the Participant would have received from the Participant’s Participating Employer if the Participant were performing services for the Participating Employer.

12.11    “Compensation Committee” means the Compensation Committee of the Board of Directors of HEI.

12.12    “Disability” means a disability as defined in the then existing long-term disability plan maintained by the Participant’s Participating Employer, regardless of whether the Participant is covered under that plan.

12.13    “Eligible Employee” means any Employee, other than a Leased Employee.

12.14    “Employee” means a common law employee of a Participating Employer who is treated as such on the payroll records of a Participating Employer.  “Employee” includes Leased

Employees, except that a Leased Employee shall not be treated as an Employee if (1) the leasing organization covers the Leased Employee under a money purchase pension plan that provides a nonintegrated employer contribution of at least 10% of compensation, full and immediate vesting, and immediate participation for all employees it leases, and (2) Leased Employees do not constitute more than 20% of the Participating Employer’s workforce.

A person who performs services for a Participating Employer as an independent contractor is not an Employee and is not eligible to participate in the Plan.  An independent contractor is a person who performs services as an independent businessperson, as determined in accordance with the Code and ERISA.  A person shall not be treated as an Employee for purposes of the Plan during any period in which such person is classified as an independent contractor by a Participating Employer, even if the person is later determined to have been a common-law employee during such period.

12.15    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

12.16    “401(k) Contributions” means a Participant’s elective contributions described in Section 2.1.  401(k) Contributions are comprised of two components: Regular 401(k) Contributions and Catch-up Contributions.

12.17    “HEI” means Hawaiian Electric Industries, Inc., or any successor thereto.

12.18    “Highly Compensated Employee” or “HCE” means—

(a)          Any Employee who, during the Plan Year being tested or the immediately preceding year, owns or owned, directly or by attribution, more than 5% of the outstanding stock or more than 5% of the voting control of a Participating Employer or an Associated Company; or

(b)          Any Employee who for the preceding year had 415 Compensation from a Participating Employer in excess of $115,000, as adjusted after 2013 for increases in the cost of living in accordance with Section 415(d) of the Code.

A “non-Highly Compensated Employee” or “NHCE” is any Employee who is not an HCE for the year.

12.19    “Hour of Service” means the following hours as determined from the payroll or other reliable records of a Participating Employer:

(a)          Each hour during the Plan Year for which an Employee is paid or entitled to payment by a Participating Employer for the performance of duties.  These hours are credited to the Plan Year in which they are performed.

(b)          Each hour for which an Employee is paid or entitled to payment by a Participating Employer for periods during which the Employee performs no duties because of vacation, holiday, illness, incapacity (including short-term disability), layoff, jury duty, military duty, or other approved leave of absence, except that Hours of Service shall not be counted where such payment is made or is due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment, or disability insurance laws, or solely to reimburse an Employee for medical or medically related expenses.  To which Plan Year these hours are credited depends on the calculation of the payment.  If the payment is calculated based on units of time, such as payment for two weeks vacation, the hours shall be credited to the Plan Year during which the time occurred (the Employee took the vacation).  If the payment is based on an event rather than a period of time, such as a single sum payment made because of layoff or disability, the hours shall be credited to the first Plan Year or allocated reasonably and consistently between the first Plan Year and the second Plan Year during which the event took place.

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer.  The same Hours of Service shall not be credited both under subparagraph (a) or (b), as the case may be, and this subparagraph (c).  These hours will be credited to the Plan Year to which the award or agreement pertains and not to the Plan Year in which the award, agreement, or payment is made.

(d)          The Hour of Service rules stated in Department of Labor Regulations §2530.200b-2 are incorporated herein by reference, and any questions on the crediting of Hours of Service shall be resolved by reference to such regulations.

12.20    “Investment Committee” means the Hawaiian Electric Industries, Inc. Retirement Plans Investment Committee appointed by the PIC to oversee the day-to-day financial affairs of the Plan.  See Section 7.1(c).

12.21    “Leased Employee” means a person who is not a common law employee of a Participating Employer but who performs services for such under an agreement with a third party that treats the person as the third party’s employee for payroll and withholding purposes, if (1) such person has performed the services for a Participating Employer on a substantially full-time basis for a period of one year, and (2) a Participating Employer exercises primary direction or control over the performance of services by the person.

12.22    “Normal Retirement Age” means age 65.

12.23    “Participant” means any Eligible Employee who has met the requirements for participation, as applicable, in Article I.

12.24    “Participating Employer” means the Bank and any subsidiary of the Bank whose participation in the Plan has been approved by the Bank and by the subsidiary’s board of directors.

12.25    “PIC” means the Hawaiian Electric Industries, Inc. Pension Investment Committee.

12.26    “Plan” means the American Savings Bank 401(k) Plan, as described in this instrument, including all amendments hereto.

12.27    “Plan Year” means the calendar year.

12.28    “Qualified Military Service” means any service in the Armed Forces (Army, Air Force, Navy, Marine Corps, or Coast Guard), the Army National Guard and the Air National Guard

when engaged in active duty for training, inactive duty training, or full-time National Guard duty, the commissioned corps of the Public Health Service, and any other category of persons designated by the President in time of war or national emergency.

12.29    “Regular 401(k) Contribution” means a 401(k) Contribution made pursuant to a Participant’s 401(k) election under Section 2.1(a).

12.30    “Rollover Contribution” means a contribution made by an Eligible Employee pursuant to Section 2.5.

12.31    “Trust Agreement” means the agreement between the Bank and the Trustee establishing a trust for the custody and investment of Plan assets.

12.32    “Trust Fund” means all cash and property held by the Trustee pursuant to the Trust Agreement.

12.33    “Trustee” means Fidelity Management Trust Company, a Massachusetts trust company, or any successor appointed by the Bank or the PIC.

ARTICLE XIII

EXECUTION

This document is executed December 18, 2012.

American Savings Bank, F.S.B.

By	/s/ Karen E. Whitehead
Its Executive Vice President and Chief
Administrative Officer